                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 1996 appearing on page 13 of Integrated Security Systems, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1995.





/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP
Dallas, Texas
June 12, 1996